UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

February 6, 2026

Date of report (date of earliest event reported)

FIVE POINT HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-38088	27-0599397
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 FivePoint	4th Floor	Irvine	California	92618
(Address of Principal Executive Offices)				(Zip code)

(949) 349-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common shares	FPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On February 6, 2026, Five Point Holdings, LLC (the “Company”) issued to certain affiliates of Blue Owl Capital Inc. (collectively, the “Warrantholders”) warrants (the “Warrants”) to purchase up to an aggregate of 1,500,000 Class A common shares of the Company (the “Warrant Shares”) at an exercise price of $7.00 per Class A common share, subject to vesting and other terms and conditions of the Warrants. In the event the Warrants become fully vested and are exercised by the Warrantholders, it would result in approximately 1% dilution of the Company’s currently outstanding shares, on a fully-diluted basis.

The Warrants were issued in connection with the formation of a new residential land banking investment partnership executed by the Company’s Hearthstone Residential Holdings platform and funds managed by Blue Owl Capital Inc. The Warrants will vest based on the Warrantholders’ aggregate capital contributions to the partnership over the next five years. Vesting will occur only upon the achievement of specified cumulative capital contribution thresholds, beginning at $500 million and increasing in four stages to $1.7 billion.

Subject to the terms and conditions therein, each Warrant is exercisable in whole or in part after the date of issuance until 5:00 p.m. New York City time on the fifth anniversary of such date, at the Warrantholder’s election, by cash payment of the exercise price. Each Warrant contains customary anti-dilution adjustments and limitations on transferability, including that transfers require the Company’s prior written consent, subject to limited affiliate transfer exceptions.

No cash consideration was paid to the Company for the issuance of the Warrants. The Company expects to use the proceeds from the payment of the exercise price, if any, for general corporate and working capital purposes.

The issuance of the Warrants, and any issuance of Warrant Shares upon exercise of the Warrants, were made or will be made without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Section 4(a)(2) of the Securities Act and/or Regulation D thereunder. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the form of Warrant attached hereto as Exhibit 4.1.

Item 8.01. Other Events.

A copy of the press release announcing the formation of the Partnership and issuance of the Warrants is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Form of Warrant to Purchase Class A Common Shares, dated February 6, 2026, issued by the Company to certain affiliates of Blue Owl Capital Inc.

99.1	Press Release, dated February 10, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: February 10, 2026

FIVE POINT HOLDINGS, LLC

By:	/s/ Michael Alvarado
Name:	Michael Alvarado
Title:	Chief Operating Officer, Chief Legal Officer and Vice President